Subsidiaries of Regency Centers, L.P.
                                December 31, 2002


              ENTITY                                JURISDICTION
-------------------------------------------------------------------------------

Regency Centers, L.P.                                  Delaware

   Regency Remediation, LLC                            Florida

   Equiport Associates, L.P.                           Georgia

   Queensboro Associates, L.P.                         Georgia

   Northlake Village Shopping Center,                  Florida
   LLC

   Regency Southgate Village Shopping                  Alabama
   Center, LLC

   RRG Holdings, LLC                                   Florida

   Regency Realty Group, Inc.                          Florida

     Regency Realty Colorado, Inc.                     Florida

     Chestnut Powder, LLC                              Georgia

     Marietta Outparcel, Inc.                          Georgia

     Thompson-Nolensville, LLC                         Florida

     Dixon, LLC                                        Florida

     Rhett-Remount, LLC                                Florida

     Edmunson Orange Corp.                             Tennessee

     Tulip Grove, LLC                                  Florida

     Hermitage Development, LLC                        Florida

     West End Property, LLC                            Florida

     Tinwood, LLC                                      Florida

              ENTITY                                JURISDICTION
-------------------------------------------------------------------------------

     Mountain Meadow, LLC                              Delaware

     Middle Tennessee Development, LLC                 Delaware

     Hermitage Development II, LLC                     Florida

     Bordeaux Development, LLC                         Florida

     Atlantic-Pennsylvania, LLC                        Florida

     8th and 20th Chelsea, LLC                         Delaware

     Slausen Central, LLC                              Delaware

     Jog Road, LLC                                     Florida

         Southland Centers II, LLC                     Florida

     Broadman, LLC                                     Delaware

     GME/RRG I, LLC                                    Delaware

     K&G/Regency II, LLC                               Delaware

     RRG-RMC-Tracy, LLC                                Delaware

     Regency Ocean East Partnership                    Florida
     Limited

     Regency Woodlands/Kuykendahl,                     Texas
     Ltd.

     OTR/Regency Colorado Realty                       Ohio
     Holdings, L.P.

     OTR/Regency Texas Realty                          Ohio
     Holdings, L.P.

     R&KS Dell Range, LLC                              Wyoming

     T&M Shiloh Development Company                    Texas

     T&R New Albany Development                        Ohio
     Company LLC


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

     Luther Properties, Inc.                           Tennessee

     Regency Realty Group, N.E.                        Florida

     Vista Village, LLC                                Delaware

     Valleydale, LLC                                   Florida

     East Towne Center, LLC                            Delaware

     Regency/DS Ballwin, LLC                           Missouri

     Regency Centers Advisors, LLC                     Florida

     RC Georgia Holdings, LLC                          Georgia

     Regency Centers Georgia, L.P.                     Georgia

   Macquarie CountryWide-Regency,                      Delaware
   LLC

     MCW-RC FL-King's, LLC                             Delaware

     MCW-RC FL-Anastasia, LLC                          Delaware

     MCW-RC FL-Ocala, LLC                              Delaware

     MCW-RC FL-Shoppes at                              Delaware
     Pebblebrooke, LLC

     MCW-RC FL-Shoppes at 104, LLC                     Delaware

     MCW-RC NC-Oakley, LLC                             Delaware

     MCW-RC SC-Merchant's, LLC                         Delaware

     MCW-RC VA-Brookville, LLC                         Delaware

     MCW-RC Texas GP, LLC                              Delaware

     MCW-RC TX-Hebron, LLC                             Delaware

     MCW-RC GA-Lovejoy, LLC                            Delaware

     MCW-RC GA-Orchard, LLC                            Delaware


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

     MCW-RC CO-Cheyenne, LLC                           Delaware

     MCW-RC CA-Campus, LLC                             Delaware

     MCW-RC CA-Garden Village, LLC                     Delaware

     MCW-RC WA-James, LLC                              Delaware

     MCW-RC KY-Silverlake, LLC                         Delaware

   Columbia Regency Retail Partners,                   Delaware
    LLC

     Columbia Retail Washington 1, LLC                 Delaware

     Columbia Cascade Plaza, LLC                       Delaware

     Columbia Regency Texas 1, L.P.                    Delaware

     Regency Texas 1, LLC                              Delaware

     Columbia Retail Texas 2, LLC                      Delaware

     Columbia Retail MacArthur Phase                   Delaware
     II, LP




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